

<ARTICLE>                     5
<LEGEND>
      This  schedule  contains  summary  financial   information   (prepared  in
      accordance  with  accounting  principles  generally  accepted  in  Canada)
      extracted from the accounting records of Mitel Corporation and included in the  Consolidated  Statements of Income for the period ended June 30, 2000 and the  Consolidated  Balance Sheets as at June 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     Canadian Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                               MAR-30-2001
<PERIOD-START>                                  APR-01-2000
<PERIOD-END>                                    JUN-30-2000
<EXCHANGE-RATE>                                      1.4793<F1>
<CASH>                                               28,512
<SECURITIES>                                         65,454
<RECEIVABLES>                                       301,693
<ALLOWANCES>                                          7,057
<INVENTORY>                                         197,434
<CURRENT-ASSETS>                                    707,110
<PP&E>                                              832,482
<DEPRECIATION>                                      387,480
<TOTAL-ASSETS>                                    1,184,691
<CURRENT-LIABILITIES>                               286,892
<BONDS>                                             211,080
<PREFERRED-MANDATORY>                                     0
<PREFERRED>                                          36,975
<COMMON>                                            328,226
<OTHER-SE>                                          279,017
<TOTAL-LIABILITY-AND-EQUITY>                      1,184,691
<SALES>                                             328,815
<TOTAL-REVENUES>                                    328,800
<CGS>                                               167,400
<TOTAL-COSTS>                                       167,400
<OTHER-EXPENSES>                                    130,600
<LOSS-PROVISION>                                          0
<INTEREST-EXPENSE>                                    5,900
<INCOME-PRETAX>                                      27,900
<INCOME-TAX>                                          6,400
<INCOME-CONTINUING>                                  21,500
<DISCONTINUED>                                            0
<EXTRAORDINARY>                                           0
<CHANGES>                                                 0
<NET-INCOME>                                         21,500
<EPS-BASIC>                                            0.18<F2>
<EPS-DILUTED>                                          0.18<F3>


F1 The foreign exchange rate of 1.4793 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars. The three month moving average foreign exchange rate of 1.476367 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.

F2    The  figure  quoted  is  EPS-Basic  under  Canadian   Generally   Accepted
      Accounting Principles.

F3 The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted Accounting Principles.

